EXHIBIT 99.1

Flotek Promotes President Ryan Ezell to CEO

Dr. Ezell Brings Over Two Decades of Leadership and Operating Experience in the Energy Industry

Interim CEO Harsha V. Agadi To Be Appointed Non-Executive Chairman of the Board and Will Assist with the Leadership Transition

Houston, Texas, June 7, 2023 – Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK), a leader in technology-driven specialty green chemistry and data analytics solutions, today announced that President Ryan Ezell has been named Chief Executive Officer of Flotek and will join the Board of Directors, effective June 8, 2023. He succeeds interim CEO Harsha V. Agadi, who has been elected Non-Executive Chairman of the Board, effective June 8, 2023, succeeding David Nierenberg, who will remain on the Board and serve on the Audit, Corporate Governance & Nominating, Compensation and Risk & Sustainability Committees.

Mr. Agadi said, “Ryan is the right leader for Flotek’s future. With hands-on experience across different areas of the Company, Ryan brings unique and deep strategic, operational, and customer knowledge that equip him to drive Flotek’s continued growth for the benefit of our shareholders, customers, and employees. His leadership over the past few months has helped put the Company in a strong position to achieve our previously disclosed full-year 2023 guidance of $210 million to $230 million in revenue and an adjusted gross profit margin of 8% to 10%. I look forward to working with Ryan to ensure a seamless transition.”

Mr. Nierenberg, the former Non-Executive Chairman and second-largest shareholder of Flotek, said, “On behalf of the entire Board, I am thrilled to welcome Ryan as the next CEO of Flotek, following a thorough and competitive search process involving both internal and external candidates. We are confident that Ryan’s proven record of success and deep understanding of the business and energy industry make him the ideal leader to capture attractive market opportunities and take the Company into its next phase of profitable growth. We thank Harsha for his outstanding leadership as we worked to identify our permanent CEO.

“I also want to congratulate Harsha on his election as Non-Executive Chairman of the Board. His recent successful experience leading the Company will be invaluable to his new role. I’m pleased to be remaining on the Board and look forward to working with Harsha, my fellow Directors, and Ryan’s team as he launches Flotek’s next chapter of success and value creation.”

Under Mr. Agadi’s leadership as interim CEO, the Company recorded a 273% increase in first quarter 2023 total revenue compared to the same period in the prior year. This growth reflects significant progress toward becoming the collaborative partner of choice for sustainable optimized chemistry and integrated data solutions for energy companies across the globe.

Dr. Ezell said, “Over the past few months, I have worked closely with Harsha to co-develop Flotek’s growth strategy. We are already seeing momentum at the Company, with strong gross profit growth in the first quarter – but that is just the beginning. Today, Flotek is better positioned than ever before to bring affordable, sustainable energy to more customers around the world. I look forward to building on our strong foundation to drive growth and increased shareholder value over the coming years.”

About Ryan Ezell

With a career spanning more than 20 years in the energy industry, Dr. Ezell brings extensive international and multiple business segment experience. He has managed a business with revenues exceeding $2.8 billion and teams of over 5,500 employees, and has a proven track record of driving profit and growth in many market environments.

Dr. Ezell has served as both President and Chief Operating Officer of Flotek, during which he engineered and executed a strategic turnaround, resulting in contracts that grew revenue more than 3X from 2021 to 2022, and increased revenue backlog to over $2.1 billion. Prior to that, he was the President of Flotek’s Chemistry Technologies segment, where he led a shift in the chemistry technologies portfolio and an evolution of the business’ strategy that resulted in growth that outpaced the market and market share gains of over 10X in a year. He began his tenure at Flotek as Senior Vice President of Operations, during which he drove an operational restructuring that led to a 60%+ reduction in costs across manufacturing, logistics, field service, delivery, facilities, and personnel.

Prior to joining Flotek, Dr. Ezell held various leadership roles over the course of a decade at Fortune 500 global energy company Halliburton, where he drove strategy and growth, contributed to merger and acquisition strategies, and implemented change management. He also served as a member of Haliburton’s Technology Review Board and a member of the Board on four company joint ventures.

Dr. Ezell has a Ph. D. in Polymer Science from the University of Southern Mississippi and a Bachelor of Science in Chemistry from Millsaps College. He is a published scientist and is an author on more than 26 patents.

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About Flotek Industries, Inc.

Flotek Industries, Inc. creates unique solutions to reduce the environmental impact of energy on air, water, land and people. A technology-driven, specialty green chemistry and data company, Flotek helps customers across industrial and commercial markets improve their environmental performance. The Company’s primary focus is to enable its customers to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream, and upstream energy customers, both domestic and international. In addition, the Company is positioned to integrate parallel industrial chemistry and data platforms by capitalizing on its digitization, engineering, chemical formulation knowledge, and intellectual property to drive multi-disciplinary advancements in sustainability and enterprise risk management. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Inquiries, contact:

Bond Clement
Chief Financial Officer
E: ir@flotekind.com
P: (713) 726-5322
Simone Leung
Kekst CNC
E: simone.leung@kekstcnc.com
P: (212) 521-4800